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                                                                      EXHIBIT 10


         EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         This Agreement is made this ____ day of __________, 1997, between Martin Shearer individually (hereinafter "Employee"), and Broughton Foods Company, an Ohio corporation (hereinafter "Broughton").

         WHEREAS, Employee is the president and a key manager of Southern Belle Dairy Company, Inc., a Kentucky corporation (the "Company") active in the management and operations of the Company and whose efforts have been vital to the continuing success of the Company's business; and

         WHEREAS, pursuant to an Agreement of Merger dated the ____ day of September, 1997, Company will be merged with and into Broughton Foods Company ("Broughton"), an Ohio corporation; and

         WHEREAS, Employee has heretofore rendered valuable services to the Company, and Broughton expects that Employee will continue to be active in the operations of Broughton and wishes to assure the continued availability of Employee's expertise and the future rendition of valuable services by Employee to Broughton after the merger; and

         WHEREAS, consummation of such merger is therefore contingent upon the execution of this Employment, Confidentiality and Non-Competition Agreement; and

         WHEREAS, as a material inducement to Broughton to enter into and consummate the aforesaid Agreement of Merger, Employee is willing to execute and perform this agreement and has herein


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further agreed to be employed by and not to compete with Broughton after consummation of the merger.

         NOW, THEREFORE, in consideration of the premises which are and shall be construed to be an integral part hereof and not as mere recitals, for the mutual covenants and agreements set forth in said Agreement of Merger and this Agreement and the consideration flowing therefrom and herefrom, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, it is agreed as follows:

         1. Broughton agrees to employ Employee, and Employee agrees to serve Broughton, upon the terms and conditions hereinafter set forth. Under the terms of this Agreement, Employee shall have the status of an employee, all of whose compensation hereunder shall be considered wages subject to withholding for both income tax and Social Security tax purposes.

         2. Employee shall:

            (a) serve Broughton faithfully and to the best of his ability under the direction of the Board of Directors of Broughton;

            (b) devote his entire time, energy and skill during regular business hours to such employment, regular vacations excepted, and represent no other company nor work for any other employer or engage in any joint venture unless Broughton consents to same in writing, except further that nothing herein shall preclude Employee from making passive investments in enterprises not requiring his personal involvement);

            (c) perform from time to time such services and act in such capacity or office consistent with and in the course and


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scope of Broughton's business for Broughton as such Board of Directors shall request without any compensation other than that for which provision is made in this agreement;

            (d) abide by all the rules and regulations of Broughton.

         3. Broughton shall:

            (a) pay to Employee during the term hereof a fixed salary of Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($6,666.66) a month payable once each month in one installment, less all required deductions, which installment shall be payable on "normal pay days" determined in accordance with the general payroll practices of Broughton.

            (b) for each calendar year of Broughton commencing January 1, 199_ during the term of Employee's employment under this Agreement, pay the Employee as a bonus, four percent (4%) of the net pre-tax profits of the Company (which for purposes of this Section 3 shall be deemed to be the business unit or division of Broughton which constituted the Company prior to the merger) for such fiscal year. Payment of such sum shall be made in one lump sum annually as soon as reasonably practicable after the Company's audited financial statements for the Company's fiscal year are available. The term "net pre-tax profits" as used herein shall mean the book net income of the Company for the fiscal year as reflected in financial statements of the Company and Broughton, before subtraction of the amount of federal, state and local income tax allocated by the Company's or Broughton's accountants as due and owing on such amount of income. For


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purposes of this determination, "net pre-tax profits" shall be computed without regard to gains or losses realized on the sale or other disposition of capital assets, as well as "extraordinary" items of gain or loss, as that term is defined under generally accepted accounting principles. Financial statements of Company and Broughton, as used herein, shall mean the financial statements prepared in accordance with generally accepted accounting principles audited and/or reviewed by the public accountants employed by the Company and Broughton for the fiscal year. Such accountant's reports and the final statements, as well as the accountants' determination of "net pre-tax profits" shall be conclusive on the Company and Employee, and shall be furnished to the Company and Employee as soon as possible.

         Broughton shall not be required to make any payments under this Section 3 to the Employee during any period while the Employee shall be in breach or violation of any of the non-competition provisions of this Agreement after Broughton shall have notified the Employee in writing that Broughton deems the Employee's activity to constitute such a breach or evasion.

         The Employee shall not anticipate, encumber, alienate or assign any of his rights, claims or interests under this Agreement except upon written authority of Broughton and except further for the assignment and set-off rights of Broughton described above, and no payments, benefits or rights arising by reason of this Agreement shall be in any way subject to their debts, contracts or engagements nor to any judicial process to levy upon or tax the same for payment thereof.


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            (c) provide the Employee paid vacations and holidays as follows: The
Employee shall receive each year as many vacation weeks as determined in accordance with the general vacation practice of Broughton. All vacations shall be scheduled by Broughton, taking into consideration the requirements of the business and the desires of the Employee. During vacation periods, the Employee shall not be required to perform any services for Broughton but shall nevertheless receive his regular fixed salary as provided for in Section 3(a) above. The Employee shall be allowed time off on all holidays observed by Broughton with respect to all of its employees, and Employee's fixed salary provided for in Section 3(a) above shall not be reduced or affected as a result of the observance of holidays; and

            (d) Broughton will in accordance with the general practices of Broughton reimburse the Employee for all reasonable expenses necessarily incurred the Employee in the performance of his duties under this Agreement. Such reimbursement will be made against vouchers containing all information generally required by Broughton in connection with reimbursement of expenses incurred by its employees.

         4. The employment of Employee hereunder shall be effective as of ____________, 1997, and shall continue at the will of Broughton until terminated in any one of the following ways:

            (a) by Broughton giving Employee written notice of immediate termination after he shall have been found by the Board of Directors of Broughton to have committed an act of fraud or


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embezzlement or other dishonest act with regard to his employment or the business of Broughton;

            (b) by Broughton giving Employee thirty days written notice of termination "for cause", which shall mean Employee's (i) willful misconduct in respect of, or breach, violation or failure to perform his duties under this Agreement; (ii) conviction of a felony; or (iii) failure to comply with applicable laws with respect to the execution of Broughton's business operations;

            (c) by the death of Employee, or other incapacity or disability of Employee which is sufficient to prevent Employee's full and adequate performance of all of his obligations hereunder;

            (d) by Broughton giving Employee thirty days written notice of "termination without cause" (termination for any reason other than a reason set forth in Section 4(a) or (b) above) which reason is not specifically prohibited by law;

            (e) by Employee giving thirty days written notice of his intention to terminate employment.

         5. Except with respect to death of Employee or termination without cause, upon termination of Employee's employment hereunder pursuant to Section 4 or otherwise, Employee shall be paid only those monies then properly due and owing to Employee as salary as calculated pursuant to Section 3(a), and Employee shall forfeit all rights to vacations, fixed salary attributable to vacation periods, bonuses, and all other benefits of employment.

         In the event of termination of Employee's employment due to Employee's death or termination without cause, Employee shall be


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entitled to receive the bonus provided in Section 3(b) for the fiscal year of such event, prorated to the date of termination.

         6. During and after his term of employment with Broughton, Employee shall not furnish to any person, firm or company or retain or use any papers or other information of any nature whatsoever concerning the customers of the Company or Broughton, or any other confidential business information of the Company or Broughton, and shall not engage in, or participate in, any effort or act to induce any customer of the Company or Broughton to take any steps which might result to the disadvantage of or be detrimental to the interests of the Company or Broughton.

         7. Employee recognizes and acknowledges that the list of the customers of the Company and Broughton is a valuable, special and unique asset of the business of the Company and Broughton and, therefore, during and after his term of employment, he shall keep secret from every person, firm or company, other than the Company or Broughton, together with all knowledge concerning the same which he may at any time acquire during his employment with the Company or Broughton, to include all knowledge or understanding of the Company or Broughton, their operation, customers, plans, organization, financial condition, billings, products, product formulae, creative ideas, and/or costs. It is explicitly understood and agreed between the parties that divulgence of any of the above information to any person or entity outside of the Company or Broughton must have the written approval of Broughton's board of directors, which approval may be withheld for any reason by Broughton's board of directors.


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         Employee further covenants and agrees that every document, computer disk, computer software program, notation, record, diary, memorandum, development, investigation, or the like, and any method or manner of doing business, of Company or Broughton (or containing any other secret or confidential information of Company or Broughton) made or acquired by Employee during said employment, is and shall be the sole and exclusive property of Company and Broughton.

         Employee will deliver the same (and each and every copy, disk, abstract, summary, or reproduction of same made by or for Employee or acquired by Employee) whenever Broughton may so require and in any event prior to or at the termination of said employment. It is understood and agreed by Employee that all information of the Company or Broughton developed or used by its officers, consultants, or employees or acquired by Company or Broughton from anyone not an officer, consultant, or employee shall be considered to be secret and confidential to the extent and for so long as such information is not available to the general public.

         8. During the term of Employee's employment with Broughton, and for a period of two (2) years after the termination of the employment of Employee with Broughton, for any reason whatsoever, Employee shall not:

            (a) enter into or engage directly or indirectly, or provide assistance to any other person, firm or company, in any business competitive with the business of the Company or Broughton, (either as an individual on his own account or as a


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partner or joint venturer or as an employee, agent or salesman for any person, firm or company or as an officer, director or stockholder of a company or otherwise) within the Commonwealth of Kentucky; or

            (b) approach, contact, solicit, sell to, or deal with any customer of Company or Broughton, for the purpose of offering or selling products or services to, or otherwise obtaining or receiving business or income from, or otherwise diverting from Company or Broughton business or income from, such customer of Company or Broughton; or

            (c) directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee, current or future, of the Company or Broughton to leave the Company or Broughton for any reason whatsoever, or hire any current or future employee of the Company or Broughton.

without having first obtained the written consent of Broughton, which consent may be arbitrarily withheld. The covenants and agreements of Employee which are contained in this section shall be construed as covenants and agreements independent of any other provision in this agreement and the existence of any claim or cause of action of Employee, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement


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by Broughton of the aforesaid covenants and agreements. Each of the three covenants set forth above in paragraph 8(a), 8(b) and 8(c), respectively, is and shall be deemed to be an entirely separate and wholly independent covenant, and the invalidity of any one or more of said four separate and independent covenants shall have absolutely no effect whatsoever upon the validity of the others.

         9. All of the terms and conditions of Sections 6, 7 and 8 shall remain in full force and effect for a period of two (2) years after the termination of the employment of Employee with Broughton for any reason whatsoever, and during the whole of such two-year period, Employee will not make or permit to be made any public announcement or statement of any kind that he was formerly connected with the Company or Broughton in any capacity whatsoever, except that Employee may state on applications for future employment and resumes that he was employed by the Company and Broughton and further Employee is permitted to describe the duties, responsibilities and services he performed at the Company and Broughton.

         10. Any breach or evasion of any term of this agreement by Employee will cause immediate and irreparable injury to Broughton, its business and property; therefore, in the event of any breach or evasion of any of the terms of this agreement by Employee, Broughton shall be entitled to an immediate injunction, without necessity of bond, to restrain the violation thereof or to specific performance, or both, as well as to all other legal or equitable remedies to which Broughton may be entitled


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hereunder or under applicable law, including, but not limited to, the recovery of damages from Employee, as well as any person, firm or company which participates in such breach or evasion.

         11. Employee represents and admits that in the event his employment with Broughton is terminated for any reason whatsoever, his experience and capabilities are such that employment can be obtained by him in businesses and areas consistent with the provisions of Section 8 of this Agreement and that the enjoining of any breach or evasion by him of the terms and provisions of this agreement will not prevent him from earning a comfortable livelihood.

         12. Notwithstanding anything in this agreement to the contrary, if Employee shall breach or evade any of the provisions of Sections 6, 7 or 8, the two-year period referred to in Section 9 shall commence on the date a court of competent jurisdiction enters a final order or decree enjoining or prohibiting Employee from violating the terms and provisions contained in the respective sections aforesaid.

         13. Employee represents and warrants to Broughton that there is no restriction or limitation, by reason of any agreement or otherwise, upon Employee's right or ability to enter into and fulfill in their entirety his duties and obligations under this Agreement. Without limiting the foregoing, Employee further represents and warrants Broughton that his performance of all the terms of this Agreement and as an employee of Broughton does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence prior


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to his employment by Broughton, and that he has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict with this Agreement.

         Employee agrees that he shall defend, indemnify and hold Broughton harmless from and against any and all losses, claims, liabilities, damages, costs, judgments and expenses (including attorney's fees) whatsoever arising out of or resulting from any breach of the foregoing warranties or any misrepresentation contained above.

         14. The Employee understands the nature of and the burdens imposed by the restrictive covenants contained in this Agreement. The Employee has had the opportunity to and has independently consulted with his counsel and after such consultation represents and agrees that such covenants are reasonable, enforceable, and proper in duration, scope, and effect.

         15. This agreement may not be modified or terminated orally. No modification or termination or attempted waiver shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

         16. Employee shall not anticipate, encumber, alienate or assign any of his rights, claims, interests or obligations under this agreement except upon the written consent of Broughton, such consent may be arbitrarily withheld and no payments, benefits or rights arising by reason of this agreement shall be in any way subject to Employee's debts, contracts or engagements nor to any judicial process to levy upon or tax the same for payment thereof.


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         17. Except as otherwise provided herein, the provisions of this agreement shall be binding upon and inure to the benefit of Broughton, its successors and assigns and Employee, his legal representatives, heirs at law, distributees, devisees and legatees.

         18. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the internal laws of the Commonwealth of Kentucky, without giving effect to the conflict of laws provisions thereof.

         19. This agreement supersedes all other oral or written agreements of every nature whatsoever between the Company and Employee relating to the employment of Employee by the Company and embodies the full and complete understanding of Broughton and Employee relating thereto.

         This instrument is executed as of the date first above written.

                            BROUGHTON FOODS COMPANY,
                            an Ohio corporation

                            By
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                              Its President


                            -----------------------------------------
                            Martin Shearer



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